                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  Bank One Trust Company, National Association
               (Exact name of trustee as specified in its charter)

 A National Banking Association                           31-0838515
                                                          (I.R.S. employer
                                                          identification number)

100 East Broad Street, Columbus, Ohio                     43271-0181
(Address of principal executive offices)                  (Zip Code)

                          Bank One Trust Company, N.A.
                                1 Bank One Plaza
                             Chicago, Illinois 60670
    Attn: Sandra L. Caruba, First Vice President and Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)
                          -----------------------------

                            BAXTER INTERNATIONAL INC.
               (Exact name of obligor as specified in its charter)

Delaware                                                  36-0781620
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)



One Baxter Parkway
Deerfield, Illinois                                       60015-4633
(Address of principal executive offices)                  (Zip Code)


                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a)      Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)      Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 7th day of February, 2002.

                      Bank One Trust Company, National Association,
                      Trustee

                      By _/s/Sandra L. Caruba
                           Sandra L. Caruba
                           First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                               February 7, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Baxter International Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,

                                    Bank One Trust Company, National Association

                                    By: ___/s/Sandra L. Caruba
                                            Sandra L. Caruba
                                            First Vice President

                                    EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 12/31/01      State #: 391581     FFIEC 041
Address:                   100 Broad Street                   Vendor ID: D             Cert #:  21377      Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #: 04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                       Dollar Amounts in
                                                                                                           thousands
                                                                                                           ---------
                                                                                            RCON        BIL MIL THOU         C300
                                                                                            ----        ------------       ---------
ASSETS

 1. Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                  RCON
                                                                                            ----
    a. Noninterest-bearing balances and currency and coin(1) ..................             0081             285,199        1.a
    b. Interest-bearing balances(2) ...........................................             0071                   0        1.b
 2. Securities ................................................................
    a. Held-to-maturity securities(from Schedule RC-B, column A) ..............             1754                   0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ...........             1773                 336        2.b
 3. Federal funds sold and securities purchased under agreements to resell ....             1350           1,466,628        3.
 4. Loans and lease financing receivables:      (from Schedule RC-C):                       RCON
                                                                                            ----
    a. Loans and leases held for sale .........................................             5369                   0        4.a
    b. Loans and leases, net of unearned income ...............................             B528             195,551        4.b
    c. LESS: Allowance for loan and lease losses ..............................             3123                 292        4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c) ...................................................             B529             195,259        4.d
 5. Trading assets (from Schedule RC-D) .......................................             3545                   0        5.
 6. Premises and fixed assets (including capitalized leases) ..................             2145              13,065        6.
 7. Other real estate owned (from Schedule RC-M) ..............................             2150                   0        7.
 8. Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ............................................             2130                   0        8.
 9. Customers' liability to this bank on acceptances outstanding ..............             2155                   0        9.
10. Intangible assets
    a.  Goodwill ..............................................................             3163                   0       10.a
    b.  Other intangible assets (from Schedule RC-M) ..........................             0426               9,224       10.b
11. Other assets (from Schedule RC-F) .........................................             2160             250,027       11.
12. Total assets (sum of items 1 through 11) ..................................             2170           2,219,738       12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 12/31/01      State #: 391581     FFIEC 041
Address:                   100 Broad Street                   Vendor ID: D             Cert #:  21377      Page RC-2
City, State  Zip:          Columbus, OH 43271                 Transit #: 04400003

Schedule RC-Continued

                                                                                                 Dollar Amounts in
                                                                                                    Thousands
                                                                                                    ---------
LIABILITIES
13. Deposits:                                                                              RCON
    a. In domestic offices (sum of totals of columns A and C                               ----
       from Schedule RC-E) ...........................................................     2200            1,957,028       13.a
       (1) Noninterest-bearing(1) ....................................................     6631            1,378,041       13.a1
       (2) Interest-bearing ..........................................................     6636              587,987       13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase ....................................................................     RCFD 2800               0       14.
15. Trading Liabilities (from Schedule RC-D) .........................................     RCFD 3548               0       15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M) .......................     3190                    0       16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding .........................     2920                    0       18.
19. Subordinated notes and debentures (2) ............................................     3200                    0       19.
20. Other liabilities (from Schedule RC-G) ...........................................     2930               72,264       20.
21. Total liabilities (sum of items 13 through 20) ...................................     2948            2,029,292       21.
22. Minority interest in consolidated subsidiaries ...................................     3000                    0       22.

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus ....................................     3838                    0       23.
24. Common stock .....................................................................     3230                  800       24.
25. Surplus (exclude all surplus related to preferred stock) .........................     3839               45,157       25.
26. a. Retained earnings .............................................................     3632              144,485       26.a
    b. Accumulated other comprehensive income (3) ....................................     B530                    4       26.b
27. Other equity capital components (4) ..............................................     A130                    0       27.
28. Total equity capital (sum of items 23 through 27) ................................     3210              190,446       28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28) ............................................     3300            2,219,738       29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that               --------------
     best describes the most comprehensive level of auditing work performed for                 N/A            Number
     the bank by independent external auditors as of any date during 2000.............     RCFD 6724           M.1.
                                                                                           --------------

1 =  Independent audit of the bank conducted in accordance         4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external  auditors  (may be  required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 =  Independent audit of the bank's parent holding company        5  =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which         6  =  Compilation  of  the  bank's  financial  statements  by
     submits a report on the consolidated holding company                external auditors
     (but not on the bank separately)                              7  =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in               8  =  No external audit work
     accordance with generally accepted auditing standards by
     a certified public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.